     As filed with the Securities and Exchange Commission on April 9, 2002

                                                   Registration No. 333-

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                US UNWIRED INC.
             (Exact name of registrant as specified in its charter)

               Louisiana                               72-1457316
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                              901 Lakeshore Drive
                         Lake Charles, Louisiana 70601
                                 (337) 436-9000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    IWO HOLDINGS, INC. STOCK INCENTIVE PLAN

                 STOCK OPTION AGREEMENTS OF IWO HOLDINGS, INC.
                             (Full Title of Plans)

                               Thomas G. Henning
                    General Counsel and Corporate Secretary
                              901 Lakeshore Drive
                         Lake Charles, Louisiana 70601
                                 (337) 436-9000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With copies to:

        Louis Y. Fishman and                      Jeffery B. Floyd and
         Maureen F. Brennan                        Caroline B. Blitzer
       Correro Fishman Haygood                   Vinson & Elkins L.L.P.
  Phelps Walmsley & Casteix, L.L.P.               2300 First City Tower
 201 St. Charles Avenue, 46th Floor                    1001 Fannin
  New Orleans, Louisiana 70170-4600             Houston, Texas 77002-6760
           (504) 586-5252                            (713) 758-2222


                        CALCULATION OF REGISTRATION FEE

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
                                            Proposed
                                            Maximum      Proposed Maximum
Title of Securities to Be  Amount to Be  Offering Price Aggregate Offering      Amount of
       Registered          Registered(1)  Per Share(2)        Price        Registration Fee(3)
----------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share, issuable
 under the IWO Holdings,
 Inc.
 Stock Incentive Plan....    2,498,848      $5.9617       $14,897,382.12        $1,370.56
----------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share, issuable
 upon the exercise of
 options (4).............    1,763,069      $4.6835       $8,257,333.66          $759.67
----------------------------------------------------------------------------------------------
Total fee paid with this registration statement..........................       $2,130.23

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Upon a future stock split, stock divided or similar transaction involving the common stock, par value $.01 per share of the Registrant during the effectiveness of this registration statement, the number of shares thereof registered shall be automatically increased to cover the additional shares thereof in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated in accordance with Rule 457(h)(1), solely for the purpose of calculating the registration fee, on the basis of the weighted average exercise price per share of the options. The options were converted into options to purchase the Registrant's common stock when the Registrant acquired IWO Holdings, Inc. through a merger.
(3) The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the Proposed Maximum Aggregate Offering Price by .000092.
(4) Issuable upon the exercise of options granted by IWO Holdings, Inc. unrelated to the IWO Holdings, Inc. Stock Incentive Plan.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   On April 1, 2002, we acquired IWO Holdings, Inc. through a merger of our indirect wholly owned subsidiary into IWO. On that date, each option that IWO had granted and that was still outstanding became an option to purchase our common stock rather than the common stock of IWO. All of the options were granted under IWO's Stock Incentive Plan except that options granted to two holders are represented by stock option agreements that were granted outside of the Stock Incentive Plan. The options continue to have the same terms and are subject to the same conditions that governed them prior to merger, except that:

  . The number of shares of our common stock covered by each option is 1.0371 times the number of shares of IWO common stock that were previously covered by it, rounded down to eliminate any fraction of a share.

  . The purchase price per share is the purchase price per share of the option prior to the merger (taking into account the 30-for-1 stock split that IWO effected on November 27, 2000) divided by 1.0371 and rounded up to the next whole cent.

   This registration statement covers shares of our common stock that are issuable upon the exercise of these options.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

   Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

   Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

   There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

  (b) The Registrant's Current Reports on Form 8-K filed on February 14, 2002, March 21, 2002 and April 1, 2002.

  (c) The Registrant's Amendment to Current Report on Form 8-K filed on March 22, 2002.

  (d) The Registrant's Definitive Proxy Statement on Schedule 14A filed on March 22, 2002.

  (e) The description of the Registrant's class A common stock set forth in the registration statement on Form 8-A (File No. 0-22003) filed on May 11, 2000.

  (f) The "Risk Factors" section that appears on pages 22-38 of the proxy statement/prospectus that is part of Amendment No. 1 to the Registrant's registration statement on Form S-4, registration no. 333-81928.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

   Not Applicable.

Item 5. Interests of Named Experts and Counsel.

   Not Applicable.

Item 6. Indemnification of Directors and Officers.

   Section 83A(1) of the Louisiana Business Corporation Law permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 83A(2) provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 83(B) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   Any indemnification under Section 83A, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:

  . by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or

  . if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or

  .  by the stockholders.

   The indemnification provided for by Section 83 shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

   Section 24 of the Louisiana Business Corporation Law provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer:

  . for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders.

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

  . who knowingly or without the exercise of reasonable care and inquiry votes in favor of a dividend paid in violation of Louisiana law, any other unlawful distribution, payment or return of assets to be made to the stockholders, or stock purchases or redemptions in violation of Louisiana law.

  . for any transaction from which the director or officer derived an improper personal benefit.

   Article VI of US Unwired's Articles of Incorporation contains the provisions permitted by Section 24 of the Louisiana Business Corporation Law and permits the Board of Directors to take further action to provide indemnification to, and limit the liability of, to the full extent permitted by law, the directors and officers of US Unwired by causing US Unwired to enter into contracts with our directors and officers, adopting by-laws or resolutions, and causing us to procure and maintain directors' and officers' liability insurance or other similar arrangements, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such by-laws or resolutions or insurance or arrangements.

   Article VI permits the Board of Directors to cause US Unwired to approve for our direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.

   Section 11 of our by-laws makes mandatory the indemnification of any of our officers and directors against any expenses, costs, attorneys' fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement actually and reasonably incurred by him (as they are incurred) by reason of his position as director or officer of US Unwired or any subsidiary or other specified positions if he is successful in his defense of the matter on the merits or otherwise or has been found to have met the applicable standard of conduct.

   The standard of conduct is met when the director or officer is found to have acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of US Unwired, and, in the case of a criminal action or proceeding, with no reasonable cause to believe that his conduct was unlawful. No indemnification is permitted in respect of any matter as to which a director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 11 further provides that indemnification granted pursuant to this section shall not be deemed exclusive of any other rights to which a director or officer is or may become entitled under any statute, article of incorporation, by-law, authorization of stockholders or directors, agreement or otherwise; and that we intend by this section to indemnify and hold harmless a director or officer to the fullest extent permitted by law.

   We maintain a directors' and officers' liability insurance policy.

Item 7. Exemption from Registration Claimed.

   Not Applicable.

Item 8. Exhibits.

   The following documents are filed herewith or incorporated herein by reference.

 Exhibit
 Number                                Description
 -------                               -----------
   3.1   First Restated Articles of Incorporation of US Unwired Inc.
         (incorporated by reference to Exhibit 3.1 filed with the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2000).

   3.2   Form of Second Restated Articles of Incorporation of US Unwired Inc.
         (incorporated by reference to Exhibit 3.2 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no. 333-81928).

   3.3 By-Laws of US Unwired Inc. (incorporated by reference to Exhibit 3.3 filed with the registration statement on Form S-4 filed by the Registrant and others on December 7, 1999, registration no.
         333-92271).

   4.1   Specimen of certificate representing the common stock of US Unwired
         Inc. (incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-3 filed by the Registrant on April 1, 2002, registration no. 333-85312).

  4.2  IWO Holdings, Inc. Stock Incentive Plan (as amended on May 31, 2001)
       (incorporated by reference to Exhibit 10.15 filed with the Quarterly
       Report on Form 10-Q of IWO Holdings, Inc. for the quarter ended June 30,
       2001).

  4.3 Form of Stock Option Agreement of IWO Holdings, Inc. (incorporated by reference to Exhibit 10.19 filed with the registration statement on Form
       S-1 of IWO Holdings, Inc., registration no. 333-39746, filed June 21,
       2001).

  5.1* Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
       regarding the validity of the common stock of the Registrant registered hereby.

 23.1* Consent of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
       (included in Exhibit 5.1).

 23.2* Consent of Ernst & Young LLP relating to the consolidated financial statements of US Unwired Inc.
 23.3* Consent of PricewaterhouseCoopers LLP.

 23.4* Consent of Ernst & Young LLP relating to the financial statements of Sprint Spectrum Albany, Syracuse and Manchester Markets.

 24*   Power of Attorney (see signature page).

--------
*Filed herewith.

Item 9. Undertakings.

A. Rule 415 Offering.

   The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

   The undersigned Registrant hereby under takes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Filing of Registration Statement on Form S-8.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Charles, State of Louisiana, on the 8th day of April, 2002.

                                          US UNWIRED INC.

                                                  /s/ Thomas G. Henning
                                          By:__________________________________
                                                    Thomas G. Henning
                                              General Counsel and Corporate
                                                        Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that such person whose signature appears immediately below constitutes and appoints Thomas G. Henning, Jerry E. Vaughn and Don Loverich, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Robert w. Piper            Director, Chief Executive     April 8, 2002
______________________________________  Officer and President
           Robert W. Piper              (Principal Executive
                                        Officer)

        /s/ Jerry E. Vaughn            Chief Financial Officer       April 8, 2002
______________________________________  (Principal Financial
           Jerry E. Vaughn              Officer)

         /s/ Don Loverich              Controller (Principal         April 8, 2002
______________________________________  Accounting Officer)
             Don Loverich

    /s/ William L. Henning, Jr.        Director (Chairman of the     April 8, 2002
______________________________________  Board)
       William L. Henning, Jr.

       /s/ Thomas G. Henning           Director                      April 8, 2002
______________________________________
          Thomas G. Henning

              Signature                          Title                   Date
              ---------                          -----                   ----
        /s/ Lawrence C. Tucker         Director                      April 8, 2002
______________________________________
          Lawrence C. Tucker

                                       Director
______________________________________
          Charles T. Cannada

       /s/ Henry P. Hebert, Jr.        Director                      April 8, 2002
______________________________________
         Henry P. Hebert, Jr.

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
   3.1   First Restated Articles of Incorporation of US Unwired Inc.
         (incorporated by reference to Exhibit 3.1 filed with the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2000).

   3.2   Form of Second Restated Articles of Incorporation of US Unwired Inc.
         (incorporated by reference to Exhibit 3.2 filed with the registration statement on Form S-4 filed by the Registrant on February 1, 2002, registration no. 333-81928).

   3.3 By-Laws of US Unwired Inc. (incorporated by reference to Exhibit 3.3 filed with the registration statement on Form S-4 filed by the Registrant and others on December 7, 1999, registration no.
         333-92271).

   4.1   Specimen of certificate representing the common stock of US Unwired
         Inc. (incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-3 filed by the Registrant on April 1, 2002, registration no. 333-85312).
   4.2   IWO Holdings, Inc. Stock Incentive Plan (as amended on May 31, 2001)
         (incorporated by reference to Exhibit 10.15 filed with the Quarterly
         Report on Form 10-Q of IWO Holdings, Inc. for the quarter ended June
         30, 2001).

   4.3 Form of Stock Option Agreement of IWO Holdings, Inc. (incorporated by reference to Exhibit 10.19 filed with the registration statement on Form S-1 of IWO Holdings, Inc., registration no. 333-39746, filed June
         21, 2001).

   5.1*  Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
         regarding the validity of the common stock of the Registrant registered hereby.

  23.1*  Consent of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
         (included in Exhibit 5.1).

  23.2* Consent of Ernst & Young LLP relating to the consolidated financial statements of US Unwired Inc.
  23.3*  Consent of PricewaterhouseCoopers LLP.

  23.4* Consent of Ernst & Young LLP relating to the financial statements of Sprint Spectrum Albany, Syracuse and Manchester Markets.

  24*    Power of Attorney (see signature page).

--------
*Filed herewith.

                                       1